Exhibit 10.6

OCCUPATIONAL LICENCE

AN AGREEMENT dated the 1st August 2010

BETWEEN	GLENVILLE INVESTMENTS LIMITED	(“The Owner”)
Of	PREMIER HOUSE, 112 STATION ROAD, EDGWARE, MIDDLESEX HA8 7BJ GROSVENOR HOUSE, 1 HIGH STREET, EDGWARE, MIDDLESEX, HA8 7TA	(“The Premises”)
AND	VOICE SERVE LTD	(“The Licensee”)
Of	GROSVENOR HOUSE, 1 HIGH STREET, EDGWARE, MIDDLESEX, HA8 7TA

FOR UNIT	8	ON THE	3rd	FLOOR OF THE PREMISES	(“The Unit”)

AGREEMENT

1.	Neither a tenancy nor the relationship of Landlord and Tenant is created by this Agreement.

2.	This Agreement does not give the Licensee the right to exclusive occupation of the Unit or of any unit in the Premises.

3.
The Licensee shall be permitted during the Licence period to occupy and shall occupy for office purposes (and/or as work space) the Unit on the terms of this Licence and to use the electrical supply to and points in the Unit and the furniture (if any) and fixtures and fittings provided by the Owner.

4.	The Commencement date of this Licence shall be the 1st August 2010.

5.
Whilst this Licence continues the Licensee shall pay to the Owner a Licence fee (“the Licence fee”) of £650.00 (Six hundred and fifty pounds) per MONTH in advance plus VAT as applicable calculated from the Commencement date above.

6.
The Licence period shall commence on the Commencement date and shall continue until determined under the provisions for the termination of this agreement and shall be between the hours of 9-00am – 5-30pm Mondays to Fridays and not at all on Sundays or Bank Holidays.  Any additional times, days and hours shall be subject to arrangement with the Owner’s Manager on the Premises.

7.
The Licensee has paid to the Owner (as the Owner hereby acknowledges) a deposit of  £1,950.00 (one thousand nine hundred and fifty pounds) which shall be returned to the Licensee on the expiry of the Licence without any interest subject only to the deduction and allowances from the deposit of all such sums as shall properly be required by the Owner in respect of any arrears of Licence Fee or any other non payment or any other breach or non observance of any agreement or undertaking in this licence contained or implied and the deposit shall stand charged with the due performance and observance of the Licensee’s obligations herein contained or implied.

8.
The Owner shall be entitled on seven days’ notice to require the Licensee to move from the Unit to another Unit of a similar size in the Premises allocated to the Licensee by the Owner in which event such other Unit (or any successor) shall be “the Unit” for the purposes of the Licence.

9.	a)
This Licence term may be terminated immediately on notice given by the Owner if the Licensee fails to duly and punctually perform and observe any of the terms and conditions of this Licence but without prejudice to antecedent rights or remedies and the owner shall have a lien upon any goods belonging to the Licensee in respect of any monies owned by the Licensee to the Owner.  The Licensee shall forthwith remove all its property and leave the Unit in a clean and tidy state.

b)
Upon the termination of the Licence for any reason whatsoever, the Owner shall have a general lien on all goods and belongings of the Licensee on the premises irrespective of ownership for all monies owed by the Licensee to the Owner under any contract whatsoever and in any way whatsoever.

c)
The Owner in addition shall have the power of sale in respect of the Licensee’s goods and belongings left upon the Owner’s premises exercisable forthwith upon the termination of the License and without further notice and may sell them by auction or private treaty at such a price as the Owner thinks fit and may apply the proceeds of sale in or towards all monies owed by the Licensee to the Owner and the cost of sale and any storage charges.

d)
If the Licensee has left the Owner no address at which the License can be contacted, the Owner shall be under no duty to make further enquiries as to the Licensee’s whereabouts and may retain the proceeds of sale or any balance.

e)
Any belongings or goods of the Licensee that are left on the Owner’s premises which are not sold by the Owner may be disposed of by the Owner without notice and by any means whatsoever without liability for loss and the owner shall have no duty to the Licensee to take any reasonable care of the same.

f)
The Licensee shall indemnify the Owner against any liability incurred by the Owner to any third party whose possessions have been sold or otherwise disposed of by the Owner in the mistaken belief (which is to be presumed unless the contrary is proved) that the possessions belonged to the Licensee.

10.	The Licensee’s obligations under the Licence:

a)	to pay the Licence fee on the due dates; and

b)
not to hinder or restrict the Owner or its representatives from exercising its rights to possession occupation and control of the Unit and to assist so far as is reasonable the Owner to enable it to carry out its functions; and

c)	not to bring onto the Premises or into the Unit or manufacture or produce in the Unit any product of an inflammable or offensive nature; and

d)
to pay the Owner on demand the cost of repair and replacement of any damage to the fixtures and fittings in the Unit and for the repair of any damage to the Unit itself, such work to be carried out by the Owner or its agents: and

e)
not to make any noise or play or use any television or radio or musical instrument or amplifier in the Unit and not to be a nuisance or an annoyance to the Owner or to any other Licensee or unit occupier or visitor to the Premises or any neighbouring premises; and

f)	not to bring any pets into the Premises or into the Unit; and

g)	not to make any display in or upon the Unit which will be visible from the outside of the Unit without the consent of the owner; and

h)
not to install or fit into or upon the Unit any locks, office furniture or equipment so as to interfere with the decorations or structure of either the Unit or the Premises or of the service and supply media without the prior written approval of the Owner; and

i)	duly and punctually observe and perform all regulations which may from time to time be made by the Owner for the management of the Unit or the Premises generally; and

j)	to pay Value Added Tax which may be payable in respect of any monies payable to or for or by the Owner in relation to the Unit; and

k)	to pay interest of 2% for every 28 days or part thereof on any arrears of any monies due to the Owner; and

l)	to use the Unit in a reasonable and proper manner and to take reasonable and prudent care of it; and

m)	not to waste supplies of electricity or gas to the unit; and

n)	to ensure that all keys are returned to the Owner on termination of the Licence; and

o)
to pay on demand to the Owner or to reimburse the Owner (as the case may be) all telephone charges, rental and connection charges in respect of all telephones and extensions (if any) from time to time located in the Unit insofar as such charges and rentals relate to the period of this Licence; and

p)	not to decorate or redecorate alter or interfere with the decorations, structures or services of the unit; and

q)	not to bring into or onto the Premises or do or omit to be done anything whereby the Owner or the Premises shall be brought into disrepute; and

r)
not to use the name Grosvenor House or any comparable derivation thereof (or any trade name by which the Premises shall be known) in or as part of any trade name, style or logo under which the Licensee shall trade or may be in business at any time; and

s)	to bring any queries regarding any changes to the attention of the Owner within seven days of receipt of notification of such charges.

11.	Services to be provided by the Owner:

a)  to keep the common parts of the premises clean and tidy and well lit; and

b)  to maintain the supply of hot water and appropriate facilities throughout the premises; and

c)  to pay for the supply of any electricity and gas consumed on or in respect of the Unit; and

d)  to provide kitchenette facilities for the use of the Licensees at the Premises; and

e)  to include the Licensee’s trade name in the building directory at the premises; and

f)  to provide and maintain a reception service at the Premises, Mondays to Fridays between the hours of 8:00am and 7:00pm, provided that the hours such service operates may be altered at the sole discretion of the Owner; and

h) upon request by the Licensee, at the Licensee’s expense, to repair or replace any damage to the fixture or fittings in the Unit and repair any damage to the Unit itself.

Provided that so far as the law allows:

a)	the Owner shall not be reliable for any failure to carry out any of its obligations under this Licence or break in or interruption is due to causes beyond its reasonable control and

b)
that the Owner shall not be responsible for any loss or damage to personal property by reason of any act or neglect default or misfeasance of the Owner or of its servants, employees, agents or independent contractors or by reason of accidental damage loss or theft

12.	Where two or more persons constitute the Licensee all obligation on the part of the Licensee herein expressed or implied shall be joint and several

13.	Provided always:

a)
that the Owner shall be entitled to make or vary or add to any of the rules or regulations which may at any time be made by the Owner for the management of the premises and that the owner shall be entitled to cancel or revoke any of the services referred to in Clause 11 of this Licence, or add to, vary, extend or alter any of them as it shall in its absolute discretion deem appropriate; and

b)	the rights hereby granted are personal to the Licensee who shall not be entitled to share the unit with any other party or grant any rights in respect therefore to any other party; and

c)
the Owner shall not be liable for any loss or damage to any goods or other property of the Licensee or to any person or for any loss or inconvenience caused by any lack or deficiency in service agreed by the Owner to be supplied.  Responsibility for insurance in respect of these matters shall rest with the Licensee.

14.
This Licence may be determined by the Owner at any time on or after the 1st May 2011 by not less than three months notice to the Licensee and on the expiration of such notice (without prejudice to accrued rights) all the rights of the Licensee hereunder shall cease.

15.
This Licence may be determined by the Licensee at any time on or after the 1st May 2011 by not less than three months notice to the Owner and on the expiration of such notice (without prejudice to accrued rights) all the rights of the Licensee hereunder shall cease.

16.
Any notice given by either party shall be in writing and deemed sufficiently served if given to the Owner at its above quoted address or such other address as may be substituted by the Owner for the receipt of notices and to the Licensee either at the Unit (whether or not the Licensee shall be in actual occupation of the Unit) and if sent by post shall be deemed received by the addressee in the normal course of posting.

For and on behalf of the Licensee:  ………………………………………………………………………

  Print name:

In the presence of
Witness:                Name: ………………………………………………………………………………..

Address:…………………………………………………………………………….

Occupation:….………………………………………………………………………

Dated:………………………………………………………………………………..

For and on behalf of the Owner: …….………………………………………………………………….

                                Print name  :

In the presence of
Witness:               Name: ………………………………………………………………………………..

Address:……………………………………………………………………………..

Occupation:….………………………………………………………………………

Dated:………………………………………………………………………………..